EXHIBIT 10(D)


                                                     ORIGINAL SIGNED COUNTERPART


                              EMPLOYMENT AGREEMENT

     This agreement is between Northwest Natural Gas Company, an Oregon corporation, hereinafter referred to as "NNG", and Lea Anne Doolittle, hereinafter referred to as "Doolittle".

     WHEREAS, Doolittle has chosen to leave her position at PacifiCorp effective October 30, 2000; and

     WHEREAS, NNG desires to employ Doolittle in a human resources capacity;

     WHEREAS, the parties have reached an agreement for the employment of Doolittle;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein the parties agree as follows:

1.   POSITIONS AND RESPONSIBILITIES
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     1.1  Doolittle shall be employed by NNG as its Vice President of Human
          Resources on October 30, 2000, reporting directly to the President and CEO, and shall have responsibility for human resources, including organization development and HRIS, and for such other activities assigned to her by the President and CEO.
     1.2 The Board shall retain at all times its inherent authority to elect and remove all officers.

2.   SALARY
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     2.1  Doolittle's salary commencing on October 30, 2000, shall be $140,000 per year.
     2.2 The salaries of all officers are adjusted by the Board of Directors annually.

3.   OTHER BENEFITS
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     3.1  The benefits granted to Doolittle include those made available to all exempt employees, as determined from time to time.
     3.2 Doolittle will initially accrue vacation at the rate of 1.250 days per month, recognizing her experience in excess of ten years, and thereafter at the standard vacation accrual rate.
     3.3 Doolittle is eligible, effective upon her employment, for immediate participation in all of the benefits described above with the exception of the Retirement K Savings Plan which has a 90-day period of service before participation begins, and the Employee Stock Purchase Plan which has a six-month waiting period.
     3.4 In addition to regular benefits, upon election as vice president, Doolittle shall be eligible for special executive benefits made available by the Board of Directors at that time to officers of NNG. These currently include the Executive Supplemental Retirement Income Plan, the Executive Deferred Compensation Plan, the 1985 Stock Option Plan, the Executive Annual Incentive Plan, as adjusted by the Board to address strategic priorities, the Executive Supplemental Disability Income Plan, Executive Severance Agreement, Change in Control Severance Agreement, and the Executive vehicle allowance and parking benefit.

4.   SPECIAL CONDITIONS
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     4.1  It is a condition precedent of this Agreement that Doolittle will provide evidence of good health through a physical exam and pre-employment drug test to be scheduled and arranged by NNG.
     4.2 In March, 2001, NNG will pay a signing bonus of $27,200 to Doolittle, intended to compensate Doolittle in part for the lost opportunity to receive a performance award at PacifiCorp for 2000 performance.
     4.3 Upon employment, Doolittle shall be granted 5,000 shares of company stock under the 1985 Stock Option Plan.
     4.4 The existence and terms of this agreement will remain confidential until at least October 3, 2000.

5.   GENERAL PROVISIONS
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     5.1  This agreement is not assignable without the express approval of both parties.
     5.2 This agreement may not be amended or canceled except by mutual agreement in writing.
     5.3 Notices shall be sufficient if sent by registered or certified mail to the addresses last specified by the parties.
     5.4 If litigation is commenced by either party to enforce the provisions of the Agreement, the prevailing party shall be entitled to an award of costs and reasonable attorneys' fees.
     5.5 This Agreement shall be construed in accordance with the laws of the State of Oregon.

IT IS SO AGREED:

NORTHWEST NATURAL
GAS COMPANY                             LEA ANNE DOOLITTLE


By: /s/ R. G. Reiten                    By: /s/ Lea Anne Doolittle
   --------------------------              --------------------------
     Its President                           Dated: 10/4/00
     Dated: 10/20/00